Exhibit 10.1

WINDSTREAM HOLDINGS, INC.
2006 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION GRANT AGREEMENT
Summary of Nonqualified Stock Option Award
As of the Date of Grant set forth below, Windstream Holdings, Inc., a Delaware corporation (the "Company"), grants to the Optionee named below, in accordance with the terms of the Windstream 2006 Equity Incentive Plan, as amended and restated from time to time (the "Plan") and this Nonqualified Stock Opion Grant Agreement (the "Agreement"), the contingent right to purchase Common Shares of the Company, par value $0.0001 per share (the “Shares”):

Name of Optionee:
Total Number of Shares Subject to Option:
Date of Grant:
Exercise Price Per Share:
Expiration Date (Not exceeding 10 years from Date of Grant):

Terms of Agreement

1.Grant of Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee as of the Date of Grant this Nonqualified Stock Option Award (the “Option”), which represents the contingent right to purchase at the Exercise Price the number of Shares set forth herein. The Option is granted pursuant to the Plan. All terms, provisions, and conditions applicable to the Option set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2.Vesting. The Option shall vest in equal installments following the Date of Grant and shall be 100% fully vested and nonforfeitable on March 1, 20__. The first portion of the Option shall vest on March 1, 20___. The remaining portions will vest on each subsequent March 1. For this purpose, each such March 1 shall be a “Vesting Date.”

3.Certain Terminations. Notwithstanding the foregoing, the Option shall immediately become 100% fully vested and nonforfeitable (without pro-ration) if, prior to the final Vesting Date, (a) the Optionee dies or becomes permanently Disabled while in the employ of the Company or any of its subsidiaries, or (b) within the two-year period immediately following a Change in Control, either the Optionee’s employment with the Company or any of its subsidiaries is terminated without Cause or the Optionee terminates his or her employment with the Company or any of its subsidiaries for Good Reason. If the

Optionee is subject to a Change in Control and Severance Agreement upon termination, the Option shall be treated as if it is a restricted equity award under such Change in Control and Severance Agreement for purposes of this Section. “Disabled,” “Cause,” and “Good Reason” are defined in Section 21 herein.

4.Right to Exercise. The Optionee may exercise the vested portion of the Option in whole or in part at any time between the Vesting Date and the Expiration Date, except that in the following situations the exercise period shall expire on the sooner of the last day of the period described below or the Expiration Date, as applicable:

(a) Zero (0) days following termination for Cause;
(b) Ninety (90) days following an event described in Section 3(b) or the Optionee’s voluntary resignation (including retirement) without Good Reason; or
(c) 1 year following an event described in Section 3(a), the Optionee’s voluntary resignation for Good Reason, or the Optionee’s termination without Cause.
If the Option is treated like a restricted equity award under a Change in Control and Severance Agreement upon termination as described in Section 3, the period described above shall begin on the date the Option vests under that agreement.
The Option hereby granted shall be exercised by written notice in accordance with procedures established by the Compensation Committee of the Board of Directors (the “Committee’) specifying the number of Shares the Optionee desires to purchase together with provision for payment of the Exercise Price. Subject to such limitations as the Committee may impose (including prohibition of one more of the following payment methods), payment of the Exercise Price may be made by (a) cash or check acceptable to the Company, for an amount in United States dollars equal to the aggregate Exercise Price of such Shares, (b) by tendering Shares to the Company having an aggregate fair market value (based on the Market Value per Share) equal to such Exercise Price, (c) by cashless broker‑assisted exercise, or (d) by a combination of such methods. The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non‑U.S. securities laws, or any other law. The Committee may extend or otherwise adjust the exercise period described above in the event the exercise period coincides with a blackout period under the Company’s insider trading policy.
5.Delivery of Shares.

In General. Except as may be otherwise provided in this Section 5, the Company shall deliver to the Optionee (or the Optionee’s estate in the event of death) the Shares underlying the vested exercised Option, or the net cash value, within sixty (60) days after the date of exercise.
Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
Satisfaction of the Company’s Obligations. The Company’s obligations with respect to the Option shall be satisfied in full upon the earlier of (i) delivery of the Shares underlying the vested Option, or the net cash value, (ii) the Expiration Date, or (iii) termination of employment or service in accordance with Section 6(b).

6.	Term and Expiration.

(a)Basic Term. Subject to earlier termination pursuant to the terms herein, the Option shall expire on the Expiration Date set forth in this Agreement.

Termination of Employment or Service. The unvested portion of the Option shall be forfeited automatically without further action or notice in the event the Optionee ceases to be employed by the Company or any of its subsidiaries prior to the final Vesting Date other than as provided in Section 3.
7.Transferability of Option. The Option may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Optionee, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Option. Notwithstanding the foregoing, the Option shall be transferable by the Optionee by will or the laws of descent and distribution, and the Option shall be exercisable during the Optionee’s lifetime only by the Optionee or on his or her behalf by the Optionee’s guardian or legal representative.

8.No Dividend, Voting or Other Rights. The Optionee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the Option until such Shares have been delivered to the Optionee in accordance with Section 5. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Optionee will be no greater than that of an unsecured general creditor. No assets of the Company or any of its subsidiaries will be held or set aside as security for the obligations of the Company under this Agreement.

9.Continuous Employment. For purposes of this Agreement, the continuous employment of the Optionee with the Company or any of its subsidiaries shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any of its subsidiaries by reason of the transfer of his or her employment among the Company or any of its subsidiaries or a leave of absence approved by the Committee.

10.No Employment Contract; Disclaimer. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries nor limit or affect in any manner the right of the Company or any of its subsidiaries to terminate the employment or adjust the compensation of the Optionee, in each case with or without Cause. By acceptance of this Agreement, the Optionee acknowledges and agrees that neither this Agreement nor any other agreement awarded prior to the date hereof under any equity compensation plan of the Company or any of its subsidiaries has created or shall create, or be deemed or construed to create or have created, (a) a contractual, equitable, or other right to receive future grants of equity awards, or other benefits in lieu of equity awards, or (b) a fiduciary duty or other comparable duty of trust or confidence owed to the Optionee (or any successor, assign, affiliate or family member of the Optionee) by the Company and its affiliates and their respective officers, directors, employees, agents or contractors.

11.Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its subsidiaries.

12.Taxes and Withholding. The Optionee is responsible for any federal, state, local or other taxes with respect to the Option (including the vesting of the Option and the delivery of Shares). The Company does not guarantee any particular tax treatment or results in connection with the grant or vesting of the Option and the delivery of Shares. To the extent the Company or any of its subsidiaries is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Shares under this Agreement, the Optionee shall pay the tax or make provisions that are satisfactory to the Company or such subsidiary for the payment thereof. The Optionee may elect (on a form provided by the Company) for the Company or any of its subsidiaries (as applicable) to retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the Market Value per Share on the date of delivery) in order to satisfy the withholding obligation; provided that in no event shall the value of the Shares exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. If the Company or any of its subsidiaries is required to withhold any federal, state, local or other taxes at any time other than upon delivery of Shares under this Agreement, the Company or such subsidiary (as applicable) shall have the right in its sole discretion to (a) require the Optionee to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to the Optionee (other than deferred compensation subject to Section 409A of the Code).

13.Compliance with Laws. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the NASDAQ or any national securities exchange with respect to the Option; provided, however, notwithstanding any other provision of this Agreement, the Shares underlying the Option shall not be delivered if the delivery thereof would result in a violation of any such law or listing requirement.

14.Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Optionee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Optionee under this Agreement regarding vested stock options under the Plan and this Agreement without the Optionee's consent. However, the award under this Agreement may be adjusted as equitably required to prevent dilution or enlargement of rights of Optionee or substituted for alternative consideration, as described in Plan section 12.

15.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16.Claw-Back Policy. If applicable and notwithstanding any provision contained herein to the contrary, this Agreement, the Option and any Shares the Optionee may receive pursuant to this Agreement, are subject to the Windstream Claw-Back Policy adopted in November 2009, and amended in November 2012, and as adopted and assumed by the Company effective August 30, 2013, or any successor policy, including any policy adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or the rules of an applicable securities exchange (the "Policy"), and the Claw-Back Policy Acknowledgement and Agreement that the Optionee signed in accordance with the Policy (the "Claw-Back Agreement").

17.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement, the Policy, the Claw-Back Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option.

18.Successors and Assigns. Without limiting Section 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company and its subsidiaries and affiliates.

19.Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

20.Electronic Delivery. The Optionee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Optionee understands that, unless earlier revoked by the Optionee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Optionee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Optionee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Optionee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

21.Definitions. Where used herein, “Disabled” means the Optionee’s inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Optionee’s receipt of income replacement benefits for a period of not less than three months under an accident or health plan sponsored by the Company. The Optionee may be deemed to have incurred a Disability if he or she is determined to be totally disabled by the Social Security Administration, or disabled in accordance with a disability insurance program of the Company. The terms "Cause" and "Good Reason" shall have the meanings given to such terms in the employment agreement or change in control agreement in effect for the Optionee immediately prior to his or her termination of employment or, where no such agreement exists, according to the following definitions:

(a) “Cause” for termination by the Company or any of its subsidiaries of the Optionee’s employment means the occurrence of any one of the following: (i) the Optionee’s substantial, willful failure or refusal to perform the duties or render the services reasonably assigned to the Optionee by the Company or any of its subsidiaries other than resulting from the Optionee’s incapacity due to physical or mental illness, (ii) a conviction, guilty plea or plea of nolo contendere of the Optionee for any felony, (iii) the willful engaging by the Optionee in misconduct that is demonstrably and materially injurious to the Company or any of its subsidiaries, monetarily or otherwise, (iv) a material violation by the Optionee of the corporate governance board guidelines or code of ethics of the Company or any of its subsidiaries, (v) a material violation by the Optionee of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation, or (vi) the repeated use of alcohol by the Optionee that materially interferes with his or her duties, the use of illegal drugs by the Optionee, or a violation by the Optionee of the drug and/or alcohol policies of the Company or any of its subsidiaries. No act or omission on the Optionee’s part shall be considered “willful” unless it is done or omitted in bad faith or without the Optionee’s reasonable belief that the action or omission was in the best interests of the Company or any of its subsidiaries.

(b) “Good Reason” for termination by the Optionee of his or her employment means the occurrence, without the Optionee’s express written consent, of any one of the following: (i) a material diminution in the Optionee’s base compensation, (ii) a material diminution in the Optionee’s authority, duties or responsibilities, (iii) a material diminution in the budget over which the Optionee retains authority, or (iv) a material change in the geographic location at which the Optionee must perform the services. To constitute a termination for Good Reason, the Optionee must provide notice to the Company or its subsidiary, as applicable, of the existence of the condition described in this subsection within ninety (90) days of the initial existence of the condition, and the Company or its subsidiary, as applicable, must not remedy the condition within thirty (30) days of receipt of such notice.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has also executed this Agreement, as of the Date of Grant.

WINDSTREAM HOLDINGS, INC.
By:
Name:
Title:
The undersigned hereby acknowledges that a copy of the Plan, Plan Summary and Prospectus, and the Company’s' most recent Annual Report and Proxy Statement (the "Prospectus Information") are available for viewing on the Company’s intranet site at windstream.com. The Optionee hereby consents to receiving this Prospectus Information electronically, or, in the alternative, agrees to contact [NAME] at [PHONE NUMBER] to request a paper copy of the Prospectus Information at no charge. The Optionee represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Nonqualified Stock Option Award on the terms and conditions set forth herein and in the Plan.

OPTIONEE